Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Record Revenue on Notebook Share Gains

FREMONT, Calif., July 25, 2011 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2011.

Net revenue for the second quarter of 2011 was $41.7 million, a 22% increase from $34.2 million in the first quarter of 2011, and a 4% increase from $40.2 million in the second quarter of 2010. GAAP net income was $5.3 million, or $0.20 per share (diluted), a 99% increase from $2.7 million, or $0.10 per share (diluted), in the first quarter of 2011 and compared to $9.0 million, or $0.34 per share (diluted) in the second quarter of 2010.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $7.4 million, or $0.28 per share (diluted), for the second quarter of 2011, a 62% increase from $4.6 million, or $0.18 per share (diluted), in the first quarter of 2011 and compared to $10.5 million, or $0.40 per share (diluted), in the second quarter of 2010.

“Volterra achieved record revenue as our proprietary integrated power technology gained significant traction in the notebook market,” said Volterra President and CEO Jeff Staszak. “Our server business also resumed sequential growth ahead of our next major product cycle, which is on track to begin ramping later this year.”

Earnings Conference Call

Volterra will be conducting a conference call today at 2:30 p.m. (PDT). To access the conference call, investors can dial (877) 941-0843 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9722. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, August 1, 2011. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4453755#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, August 22, 2011.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The Company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2011 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 8, 2011 and quarterly report on Form 10-Q filed on May 3, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net revenue	$41,717	$40,242	$75,874	$76,535
Cost of revenue *	18,048	14,888	32,527	28,870

Gross margin	23,669	25,354	43,347	47,665

Operating expenses:
Research and development *	8,969	8,812	18,083	16,149
Selling, general and administrative *	7,199	6,013	13,763	11,672
Litigation	2,040	1,509	3,313	3,044

Total operating expenses	18,208	16,334	35,159	30,865

Income from operations	5,461	9,020	8,188	16,800
Non-operating expense, net	27	23	38	28

Income before income taxes	5,434	8,997	8,150	16,772
Income tax expense (benefit)	96	(5)	132	106

Net income	$5,338	$9,002	$8,018	$16,666

Net income per share:
Basic	$0.22	$0.37	$0.33	$0.69

Diluted	$0.20	$0.34	$0.31	$0.64

Weighted average shares outstanding:
Basic	24,645	24,411	24,549	24,010

Diluted	26,232	26,115	26,153	25,882

* Includes stock-based compensation expense as follows:
Cost of revenue	$202	$165	$367	$313
Research and development	841	735	1,604	1,411
Selling, general, and administrative	1,027	592	2,018	1,182

Total stock-based compensation expense	$2,070	$1,492	$3,989	$2,906

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2011
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$23,669	$(202)	$23,871
Gross margin %	56.7%	-0.5%	57.2%

Operating expenses:
Research and development	$8,969	$841	$8,128
Selling, general and administrative	7,199	1,027	6,172
Litigation	2,040	—	2,040

Total operating expenses	$18,208	$1,868	$16,340

Income from operations	$5,461	$(2,070)	$7,531
Operating margin %	13.1%	-5.0%	18.1%

Annual effective tax rate	1.6%	0.5%	1.1%
Income tax expense	$96	$(15)	$81

Net income	$5,338	$(2,085)	$7,423
Diluted net income per share	$0.20	$(0.08)	$0.28

	Three Months Ended June 30, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$25,354	$(165)	$25,519
Gross margin %	63.0%	-0.4%	63.4%

Operating expenses:
Research and development	$8,812	$735	$8,077
Selling, general and administrative	6,013	592	5,421
Litigation	1,509	—	1,509

Total operating expenses	$16,334	$1,327	$15,007

Income from operations	$9,020	$(1,492)	$10,512
Operating margin %	22.4%	-3.7%	26.1%

Annual effective tax rate	0.6%	-0.5%	1.1%
Income tax benefit	$(5)	$(53)	$(58)

Net income	$9,002	$(1,545)	$10,547
Diluted net income per share	$0.34	$(0.06)	$0.40

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2011	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$113,823	$105,587	$99,827
Accounts receivable, net	22,531	18,237	19,437
Inventories	15,876	14,486	15,391
Prepaid expenses and other current assets	2,596	2,683	2,693

Total current assets	154,826	140,993	137,348
Property and equipment, net	8,040	7,178	7,125
Other assets	1,459	1,659	1,734

Total assets	$164,325	$149,830	$146,207

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,285	$4,786	$4,107
Accrued liabilities	10,091	8,272	11,826

Total current liabilities	17,376	13,058	15,933
Lease incentives	434	481	528
Other long-term liabilities	1,415	1,370	1,337

Total liabilities	19,225	14,909	17,798

Stockholders’ equity:
Common stock	28	27	27
Additional paid-in capital	143,328	138,488	134,656
Retained earnings	30,580	25,242	22,562
Treasury stock	(28,836)	(28,836)	(28,836)

Total stockholders’ equity	145,100	134,921	128,409

Total liabilities and stockholders’ equity	$164,325	$149,830	$146,207